                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 23 1997

                         Commission file number 1-12428

                             OASIS RESIDENTIAL, INC.
             (Exact name of Registrant as specified in its Charter)



           NEVADA                                            88-0297457
 (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                 4041 East Sunset Road, Henderson, Nevada 89014
                    (Address of Principal Executive Offices)

                                 (702) 435-9800
              (Registrant's Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

PROPERTY ACQUISITION

On October 23, 1997, the Company completed the acquisition of a managing member interest in a limited liability company ("LLC") that owns the 714 unit Villa Martinique Apartments in Costa Mesa, California. Neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the seller of Villa Martinique Apartments.

In connection with the acquisition, the LLC issued operating LLC units, convertible on a 1 for 1 basis into 886,022 shares of the Company's common stock. The Company also assumed existing tax exempt bond debt of $51.4 million issued by Orange County, California. The "low floater" bonds mature in 2009 and have an interest rate subject to weekly repricing based upon a spread of 125 basis points over the seven day tax exempt bond floating rate index. The Company also contributed approximately $1.5 million in cash drawn from the Company's bank credit facility for transaction and LLC formation costs, thus resulting in a total initial investment to the Company of approximately $73.5 million.

The Company plans to increase its investment in the community, which has been renamed Oasis Martinique, by approximately $2.5 million in order to fund a capital refurbishment program designed to increase net operating income at the community. The ten year old community was designed by the Newport Beach architectural firm, McLarand Vasquez, and offers one and two bedroom units in four story, elevator-served buildings constructed over a two level subterranean parking garage. The community was 97% occupied at closing. The acquisition fits with management's strategic diversification plan which calls for increased investment in Southern California and Denver, matched with selective dispositions in Las Vegas.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statement under Rule 3-14 of Regulation S-X

(b)     Pro Forma Financial Statements

(c)     Exhibits

                23.1    Consent of Coopers & Lybrand L.L.P., Independent
                        Accountants.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  OASIS RESIDENTIAL, INC.


  /s/ SCOTT S. INGRAHAM                                         11/06/97
  -----------------------------------                           --------
        Scott S. Ingraham
        President and Chief Operating Officer


  /s/ JOHN M. CLAYTON                                           11/06/97
  -----------------------------------                           --------
        John M. Clayton
        Senior Vice President and Chief Financial Officer


  /s/ MARIANNE K. AGUIAR                                        11/06/97
  -----------------------------------                           --------
        Marianne K. Aguiar
        Vice President and Controller

                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Oasis Residential, Inc.

We have audited the accompanying Historical Summary of Revenues and Direct Operating Expenses (the Historical Summary) of Villa Martinique Apartments, Costa Mesa, California, (the Property) for the year ended December 31, 1996. The Historical Summary is the responsibility of the Property's owner. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note A, and is not intended to be a complete presentation of the Property's revenues and expenses and may not be comparable to results from proposed future operations of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses, described in Note A, of Villa Martinique Apartments, Costa Mesa, California, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                       /s/  Coopers & Lybrand  L.L.P.

San Francisco, California
June 29, 1997

                           VILLA MARTINIQUE APARTMENTS

                       HISTORICAL SUMMARY OF REVENUES AND
                            DIRECT OPERATING EXPENSES


                                             Year ended
                                             December 31,
                                                1996
                                             ----------

Revenue:
   Rental income                             $6,764,513
   Other income                                 124,020
                                             ----------
                                              6,888,533
                                             ----------

Direct operating expenses:
   On-site management                         1,006,342
   Real property tax                            481,872
   Utilities                                    371,861
   Repairs and maintenance                      389,149
   Other                                        126,696
                                             ----------
                                              2,375,920
                                             ----------
     Revenue in excess of direct
      operating expenses                      4,512,613
                                             ----------
Mortgage interest                             1,839,494
                                             ----------
     Revenue in excess of direct
      operating expenses and mortgage
      interest                                2,673,119
                                             ==========


                The accompanying note is an integral part of this
                              Historical Summary.

                           VILLA MARTINIQUE APARTMENTS

                       HISTORICAL SUMMARY OF REVENUES AND
                            OPERATING DIRECT EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996



A.      PROPERTY AND BASIS OF ACCOUNTING:

        The accompanying Historical Summary of Revenues and Direct Operating Expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the operations of Villa Martinique Apartments, located in Costa Mesa, California with 714 apartment units.

        In accordance with Rule 3-14, direct operating expenses are presented exclusive of depreciation, interest, management fees, and income taxes.

        Rental income attributable to residential leases is recorded when due from tenants.

        The Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results.

                             OASIS RESIDENTIAL, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                                      Villa
                                                                                    Martinique
                                                                  Historical        Apartments       Pro forma
                                                                  ----------        -----------      ---------
                                     ASSETS
Real estate assets:
   Land                                                           $  93,484         $  26,240 A      $ 119,724
   Buildings and improvements                                       552,500            45,475 A        597,975
   Furniture and fixtures                                            39,515             1,785 A         41,300
                                                                  ---------         ---------        ---------
                                                                    685,499            73,500          758,999
   Less accumulated depreciation                                     53,049              --             53,049
                                                                  ---------         ---------        ---------
                                                                    632,450            73,500          705,950
   Land held for development                                          3,766              --              3,766
   Construction in progress                                         109,202              --            109,202
                                                                  ---------         ---------        ---------
     Net real estate assets                                         745,418            73,500          818,918
   Cash and cash equivalents                                          3,397              --              3,397
   Restricted cash                                                    2,976              --              2,976
   Investment in and advances to joint venture                        9,574              --              9,574
   Deposits on real estate assets                                     2,000              --              2,000
   Notes receivable (related party)                                     --              8,216 B          8,216
   Deferred costs and other assets, net                              11,408                21 C         11,429
                                                                  ---------         ---------        ---------
     Total assets                                                 $ 774,773         $  81,737        $ 856,510
                                                                  =========         =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Debt                                                           $ 394,274         $  60,120 D      $ 454,394
   Resident deposits and prepaid rent                                 2,066               486 E          2,552
   Accounts payable and accrued expenses                              6,221               531 F          6,752
                                                                  ---------         ---------        ---------
     Total liabilities                                              402,561            61,137          463,698
                                                                  ---------         ---------        ---------
Minority Interest                                                       --             20,600 G         20,600
Stockholders' equity:
   Preferred stock                                                       42              --                 42
   Common stock                                                         162              --                162
   Paid-in capital                                                  386,910              --            386,910
   Distributions in excess of net income                            (14,902)             --            (14,902)
                                                                  ---------         ---------        ---------
     Total stockholders' equity                                     372,212              --            372,212
                                                                  ---------         ---------        ---------
     Total liabilities and stockholders' equity                   $ 774,773         $  81,737        $ 856,510
                                                                  =========         =========        =========


          See notes to the pro forma consolidated financial statements

                             OASIS RESIDENTIAL, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                                              Villa
                                                                            Martinique
                                                          Historical        Apartments       Pro Forma
                                                          ----------        ----------       ---------
Revenue:
   Rental income                                          $  92,843         $   6,765 H      $  99,608
   Other income                                               3,156             1,356 I          4,512
                                                          ---------         ---------        ---------
    Total revenue                                            95,999             8,121          104,120
                                                          ---------         ---------        ---------
Expenses:
   Property operating and maintenance                        27,226             1,894 J         29,120
   General and administrative                                 3,230              --              3,230
   Real estate taxes                                          5,230               482 J          5,712
   Interest                                                  15,216             2,464 K         17,680
   Interest, non-cash (loan fees and costs)                   1,118              --              1,118
   Depreciation and amortization                             15,637             1,497 L         17,134
                                                          ---------         ---------        ---------
    Total expenses
                                                             67,657             6,337           73,994
                                                          ---------         ---------        ---------
Income before gain on sale of real estate assets,
    extraordinary item and minority interest                 28,342             1,784           30,126
Gain on sale of real estate assets                            2,444              --              2,444
                                                          ---------         ---------        ---------
Income before extraordinary item and minority
    interest                                                 30,786             1,784           32,570
Extraordinary item                                           (1,403)             --             (1,403)
                                                          ---------         ---------        ---------
Income before minority interest                              29,383             1,784           31,167
    Minority Interest                                          --               1,604 M          1,604
                                                          ---------         ---------        ---------
 Net income                                                  29,383               180           29,563
                                                          ---------         ---------        ---------
Less preferred dividend requirement                           9,372              --              9,372
                                                          ---------         ---------        ---------
Earnings available for common stockholders                $  20,011         $     180        $  20,191
                                                          =========         =========        =========

Per share amounts:
   Income before extraodinary item (net of preferred
    dividend requirement)                                 $   1.32
   Less extraordinary item                                    0.09
                                                          --------
   Earnings available for common stockholders                $1.23
                                                          ========
Weighted average number of common
   shares outstanding                                   16,237,646
                                                        ==========


          See notes to the pro forma consolidated financial statements

1.      BASIS OF PRESENTATION

        The pro forma consolidated financial statements of Oasis Residential, Inc. (the "Company"), which are unaudited, have been prepared based on the historical financial statements of the Company, and include the accounts of the Company and all subsidiaries. The minority interest represents the separate private ownership of interest in the limited liability company ("LLC") which own the 714 unit Villa Martinique Apartments. The pro forma consolidated balance sheet has been prepared as if the acquisition of a managing member interest in the LLC had occurred on December 31, 1996. The pro forma consolidated statements of operations for the twelve months ended December 31, 1996, has been prepared as if the above mentioned events had occurred on January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company.

        The unaudited pro forma combined financial statements are not necessarily indicative of what the actual financial position would have been at December 31, 1996 or the actual results of operations for the year ended December 31, 1996 had the acquisition occurred on the assumed dates discussed above, nor does it purport to present the future financial position or results of operations of the Company.

2.      PRO FORMA ADJUSTMENTS

        A) Additional real estate assets is attributable to the acquisition of the Villa Martinique Apartments for $72,000,000 plus acquisition costs incurred by the Company of approximately $1,500,000.

        B) The notes receivable (related party) results from loans made by the Company to the holders of units in the LLC.

        C) Increase in other assets is attributable to prepaid expenses and refundable deposits from the acquisition of the Villa Martinique Apartments.

        D) Increase in debt is attributable to the assumption of $51,400,000 of tax exempt bond debt in connection with the acquisition of the Villa Martinique Apartments, as well as cash used to fund the notes receivable (related party) as described in item B) above.

        E) Increase in resident deposits and prepaid rent is attributable to resident deposits and prepaid rent from the acquisition of the Villa Martinique Apartments.

        F) Increase in accounts payable and accrued expenses is attributable to accrued real estate taxes, bond interest, utilities and other accrued expenses from the acquisition of the Villa Martinique Apartments.

        G) Minority interest represents the member interest in the LLC held by outside parties. In connection with the acquisition, the LLC issued to the outside parties, LLC units in the amount of 886,022 units, each of which is exchangeable for 1 share of the Company's common stock.

        H) Additional rental revenue is attributable to the acquisition of the Villa Martinique Apartments.

        I) Additional other revenue is attributable to the acquisition of the Villa Martinique Apartments, as well as to interest income earned by the Company on the notes receivable (related party). Interest on the notes receivable (related party) accrues at an interest rate of 15% per annum, which may be adjusted downward under certain circumstances.

        J) Additional property operating expense and real estate tax expense is attributable to the acquisition of the Villa Martinique Apartments.

        K) Additional interest expense is attributable to the interest incurred on the tax-exempt bonds assumed in connection with the acquisition ($51,400,000 at an average interest rate of 5%), and to the interest incurred on funds obtained from the Company's bank credit facility which were used to fund the notes receivable (related party).

        L) Depreciation expense attributable to the acquisition of the Villa Martinique Apartments has been computed using the straight-line method.

        M) Minority interest represents a deduction in the consolidated income statement for the net income of the LLC that does not accrue to the Company.